Exhibit 99.1

Annexon Announces Pricing of $75 Million Public Offering of Common Stock and Pre-Funded Warrants

BRISBANE, Calif., November 12, 2025 –– Annexon, Inc. (“Annexon”) (Nasdaq: ANNX), a biopharmaceutical company advancing a late-stage clinical platform targeting neuroinflammation across life-changing complement-mediated diseases of the body, brain, and eye, today announced the pricing of its previously announced underwritten public offering of 25,096,153 shares of its common stock at a price to the public of $2.60 per share and, in lieu of shares of common stock to certain investors, pre-funded warrants to purchase 3,750,000 shares of common stock at a purchase price of $2.599 per share, which equals the public offering price per share of the common stock less the $0.001 exercise price per share of each pre-funded warrant.

The gross proceeds to Annexon from the offering are expected to be $75 million, before deducting underwriting discounts and commissions and other offering expenses payable by Annexon. The offering is expected to close on November 14, 2025, subject to the satisfaction of customary closing conditions. In addition, Annexon has granted the underwriters a 30-day option to purchase up to an additional 4,326,922 shares of common stock.

Goldman Sachs & Co. LLC, TD Cowen and Wells Fargo Securities are acting as joint book-running managers for the offering.

The shares of common stock and pre-funded warrants are being offered by Annexon pursuant to a shelf registration statement on Form S-3, including a base prospectus, that was filed with the Securities and Exchange Commission (the “SEC”) on March 26, 2024 and subsequently declared effective by the SEC on April 1, 2024. The offering is being made only by means of a prospectus supplement and the accompanying prospectus that will form a part of the registration statement. These documents can be accessed for free through the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus, when available, may be obtained from: Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, by telephone at (866) 471-2526 or by email at prospectus-ny@ny.email.gs.com; TD Securities (USA) LLC, 1 Vanderbilt Avenue, New York, NY 10017, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by email at TDManualrequest@broadridge.com; or Wells Fargo Securities, 90 South 7th Street, 5th Floor, Minneapolis, MN 55402, by telephone at 800-645-3751 (option #5), or by email at WFScustomerservice@wellsfargo.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Annexon

Annexon, Inc. (Nasdaq: ANNX) is developing the next generation of complement inhibitors to stop neuroinflammation as first-in-kind treatments for millions of people living with serious neuroinflammatory diseases of the body, brain and eye. Our novel scientific approach focuses on C1q, the initiating molecule of classical complement’s potent inflammatory pathway that when misdirected can lead to tissue damage and loss in a host of diseases. By targeting C1q, our immunotherapies are designed to stop this neuroinflammatory cascade before it starts. Our pipeline spans three diverse therapeutic areas – autoimmunity, neurodegeneration and ophthalmology – and includes targeted investigational drug candidates designed to address the unmet needs of nearly 10 million people worldwide. Annexon’s mission is to deliver game-changing therapies to patients so that they can live their best lives.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “suggest,” “target,” “on track,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. All statements other than statements of historical facts contained in this press release are forward-looking statements. These forward-looking statements include, but are not limited to, statements about the expected gross proceeds from the offering and the closing date of the offering. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks and uncertainties related to, among other things, market conditions and the satisfaction of customary closing conditions related to the public offering. These and other risks are described in greater detail under the section titled “Risk Factors” contained in the preliminary prospectus supplement and the accompanying prospectus, the company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and the company’s other filings with the SEC. Any forward-looking statements that the company makes in this press release are made pursuant to the Private Securities Litigation Reform Act of 1995, as amended, and speak only as of the date of this press release. Except as required by law, the company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:

Joyce Allaire

LifeSci Advisors

jallaire@lifesciadvisors.com

Media Contact:

Beth Keshishian

917-912-7195

beth@bethkeshishian.com